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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-85163) of our report dated April 28, 1999 (June 9, 1999 as to Note I, June 30, 1999 as to Note C and July 6, 1999 as to Note E) on the financial statements of Predict It Inc. and of our report dated July 27, 1999 on the financial statements of Virtual Stock Exchange, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                                          RICHARD A. EISNER & COMPANY, LLP


New York, New York
November 19, 1999